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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2003

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7221
(Commission File Number)

36-1115800
(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 576-5000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events

        On October 6, 2003, Motorola, Inc. announced that it intends to move its semiconductor operations into a separate publicly traded company. This action reflects Motorola's intention to increase its focus on communications and integrated electronic systems, as well as create additional opportunities for Motorola's Semiconductor Products Sector (SPS) as an independent semiconductor company with its own focused strategy. Motorola has not finalized details of the transaction.

        Motorola is considering an initial public offering of a portion of SPS, followed by a distribution of remaining shares to Motorola shareholders in a tax-free manner. These transactions are subject to Motorola board approval, favorable market conditions, regulatory approvals and other customary conditions.

Forward-Looking Statements

        Any statements in this Form 8-K that are not historical facts are forward-looking statements based on current expectations that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the proposed separation of SPS and the impact of such a separation and Motorola's future plans with respect to its other businesses. Motorola wishes to caution the reader that the factors below and those on pages F-33 through F-40 of the of the appendix to Motorola's Proxy Statement for the 2003 Annual Meeting of Stockholders and its other SEC filings could cause Motorola's actual results to differ materially from those stated in the forward-looking statements. These factors include: (1) successful completion of the separation in a timely manner; (2) prospects for continued growth in the semiconductor industry, especially given the recent worldwide semiconductor recession; and (3) satisfaction of conditions to consummating the transaction, some of which are outside of Motorola's control.

        This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which officer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: October 7, 2003	By:	/s/ A. PETER LAWSON A. Peter Lawson Executive Vice President, General Counsel and Secretary

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  Item 5. Other Events
SIGNATURES